                                                                       Exhibit 2


                             PLAN OF REORGANIZATION
               FROM MUTUAL SAVINGS BANK TO MUTUAL HOLDING COMPANY
                    AND SUBSIDIARY HOLDING COMPANY FORMATION


                                  DATED AS OF


                                OCTOBER 22, 1997

                        --------------------------------



                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.


                              Baltimore, Maryland
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                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.

                             PLAN OF REORGANIZATION
               FROM MUTUAL SAVINGS BANK TO MUTUAL HOLDING COMPANY
                    AND SUBSIDIARY HOLDING COMPANY FORMATION

I.   GENERAL

     The Board of Directors of Baltimore County Savings Bank, F.S.B., Baltimore, Maryland (the "Bank"), after careful study and consideration, adopted by unanimous vote this Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Subsidiary Holding Company Formation (the "Plan"), whereby the Bank will reorganize into the mutual holding company form of organization as a wholly owned subsidiary of a subsidiary holding company.

     The MHC Reorganization will be effected as follows, or in any manner approved by the Board of Directors of the Bank and the OTS that is consistent with the purposes of this Plan and applicable laws and regulations:

     (i) the Bank will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim One"); (ii) Interim One will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim Two");
(iii) Interim One will organize a Federal stock corporation (SHC) as a wholly owned subsidiary of Interim One; (iv) the Bank will exchange its charter for a federal stock savings bank charter (Stock Bank); (v) Interim One will cancel its outstanding stock and exchange its charter for a federal mutual holding company charter (MHC); (vi) Interim Two will merge with and into Stock Bank, with Stock Bank surviving; (vii) former members of the Bank will become members of the MHC;
(viii) MHC will receive all of the stock of Stock Bank in exchange for its shares of Interim Two stock; (ix) the MHC will transfer all of the outstanding shares of Stock Bank to SHC.

     Upon consummation of the MHC Reorganization, the legal existence of the Bank will not terminate, but the converted Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank. The Stock Bank will have, hold, and enjoy the same in its right and fully to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all rights, liabilities and obligations of the Bank and will maintain its headquarters and operations at the Bank's present location.

     In connection with MHC Reorganization, the MHC will be capitalized with $250,000 or such greater amount as may be determined by the Board of Directors of the Bank subject to the approval of the OTS, to the extent such assets are not required to be transferred to or retained by the Stock Bank in order to satisfy capital or reserve requirements of any applicable law or regulation. All other assets of the Bank will become assets of the Stock Bank. The Bank believes that capitalization of the MHC at this level will provide the MHC with economic strength separate and apart from the Stock Bank and could facilitate future activities by the MHC.

     Simultaneously with the MHC Reorganization, the SHC will, subject to the provisions of this Plan and a Plan of Stock Issuance to be adopted by SHC upon its formation, conduct a stock offering and sale of up to 49.9% of the shares of Common Stock of the SHC to be outstanding following consummation of the MHC Reorganization to certain members of the Bank, employee benefit plans of the Bank, the MHC or the SHC, and to other investors pursuant to this Plan of Stock Issuance. The offer and sale of up to 49.9% of the Common Stock is referred to herein as the "Stock Issuance." Following completion of the MHC Reorganization and the Stock Issuance, Stock Bank will be a wholly owned subsidiary of SHC, and SHC will be a majority-owned subsidiary of MHC, with up to 49.9% of the outstanding Common Stock owned by the purchasers of Common Stock in the Stock Issuance and the remaining outstanding Common Stock owned by MHC. The actual issuance of shares of Common Stock of the SHC in a stock

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offering shall not be a condition to the MHC Reorganization, unless otherwise required by the Board of Directors of the Bank. The MHC Reorganization shall be accomplished in accordance with the procedures set forth in this Plan, the requirements of applicable laws and regulations and the policies of the OTS.

     The OTS has issued proposed regulations (the "Proposed Regulations") regarding the formation and operations of subsidiary holding companies. The terms and conditions of forming a subsidiary holding company and its subsequent regulation, including the conditions of any minority stock offering, are subject to the Proposed Regulations and Section 10(o) of the Home Owners Loan Act ("HOLA"). The OTS has not yet promulgated final regulations regarding subsidiary holding companies. Any changes to the Proposed Regulations could adversely affect the MHC Reorganization, the Stock Issuance or the operations of the MHC, the SHC or the Stock Bank.

     The Board of Directors of the Bank has determined that the MHC Reorganization is in the best interests of the Bank and its members and has therefore adopted the Plan. The Plan is subject to the prior written approval of the OTS, and must be adopted by the affirmative vote of at least a majority of the total votes eligible to be cast by members of the Bank at a special meeting called for that purpose. Implementation of the Plan is also subject to the approval of all other applicable regulatory authorities, as well as the receipt of favorable rulings or opinions as to the tax consequences of the MHC Reorganization.

     The MHC Reorganization, together with the Stock Issuance, will result in the Stock Bank raising new equity capital through the issuance and sale of shares of SHC Common Stock. The Stock Bank will have access to new sources of capital not historically available to mutual savings institutions, which will provide opportunities for the Stock Bank to enhance its capital position, to support future savings growth, to increase the amount of funds available for lending and investment purposes, to provide greater resources for the expansion of customer services and to facilitate other expansion.

II.  DEFINITIONS

     Bank:  The term "Bank" means Baltimore County Savings Bank, F.S.B., in its
     ----
form as a federal mutual savings bank.

     Common Stock:  The term "Common Stock" means the common stock, par value
     ------------
$1.00 per share, of the SHC issued to the MHC, and in the case of a stock offering, to other investors, pursuant to the Plan of Stock Issuance.

     Deposit Account: The term "Deposit Account" means any deposit, investment
     ---------------
certificate, NOW account or other deposit account which is held by an account holder or depositor.

     Effective Date: The term "Effective Date: means the date upon which the MHC
     --------------
Reorganization is completed pursuant to this Plan and applicable laws and regulations.

     FDIC: The term "FDIC" means the Federal Deposit Insurance Corporation or
     ----
any successor federal agency which insures deposit accounts held in savings banks.

     Insider:  The term "Insider" means any Officer or director of a company or
     -------
of any affiliate of such company, and any person Acting in Concert with any such Officer or director.

     Member: The term "Member" means any Person qualifying as a Member of the
     ------
Bank in accordance with its mutual charter and bylaws and entitled to vote on the Reorganization Plan at the Special Meeting.

     MHC: The term "MHC" means the mutual holding company resulting from the
     ---
MHC Reorganization, which mutual holding company shall be named "Baltimore County Savings Bank, M.H.C." or such other name as may be selected by the Board of Directors of the MHC.

     MHC Reorganization: The term "MHC Reorganization" collectively means all
     ------------------
steps which are necessary for the Bank to reorganize into the mutual holding company form of organization as a subsidiary of a subsidiary holding company in the manner specified herein.

     Officer:  The term "Officer" means an executive officer of the MHC, the SHC
     -------
or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     OTS: The term "OTS" means the Office of Thrift Supervision of the United
     ---
States Department of the Treasury or any successor agency having jurisdiction over the Bank, the MHC or the SHC.

     Person: The term "Person" means any corporation, partnership, trust,
     ------
incorporated association or any other entity or a natural person.

     Plan: The term "Plan" means this Plan of Reorganization from Mutual Savings
     ----
Bank to Mutual Holding Company and Subsidiary Holding Company Formation, whereby the Bank will reorganize from a mutual savings bank to a mutual holding company as a subsidiary of a subsidiary holding company, including all Exhibits hereto, as adopted by the Board of Directors of the Bank and as may be amended from time to time pursuant to the terms hereof.

     Plan of Stock Issuance: The term "Plan of Stock Issuance" means the Plan of
     ----------------------
Stock Issuance to be adopted by the Board of Directors of the SHC upon its formation pursuant to which the SHC proposes to offer and sell shares of Common Stock to persons and investors other than the MHC, which is attached hereto as Exhibit G and incorporated herein by reference.

     SHC:  The term "SHC" means the subsidiary holding company resulting from
     ---
the MHC Reorganization, which subsidiary holding company shall be called "BCSB Bankcorp, Inc." or such other name as shall be selected by the Board of Directors of SHC.

     Special Meeting: The term "Special Meeting" means the Special Meeting of
     ---------------
Members of the Bank called for the sole purpose of submitting this Plan and related documents to the Members for their approval or disapproval, including any adjournment of such meeting.

     Stock Bank:  The term "Stock Bank" means Baltimore County Savings Bank,
     ----------
F.S.B., in its form as a federally chartered stock savings bank following the conversion of the Bank from mutual to stock form. The Stock Bank shall have a Charter and Bylaws in the form attached hereto as Exhibits A and B, respectively, which are incorporated herein by reference.

     Voting Record Date: The term "Voting Record Date" means the date fixed by
     ------------------
the Board of Directors of the Bank to determine Members entitled to vote at the Special Meeting.

III. PROCEDURES FOR THE MHC REORGANIZATION

     The Bank shall reorganize from a mutual savings bank to a mutual holding company as a subsidiary of a subsidiary holding company pursuant to the following procedures:

     A. The Board of Directors of the Bank shall adopt this Plan by at least a majority vote.

     B. The Bank shall submit or cause to be submitted to the OTS a Notice of MHC Reorganization on Form MHC-1 (the "Notice"), which shall include a copy of this Plan, the proposed Charters and Bylaws for the MHC, the SHC and the Stock Bank, a proxy statement and proxy card proposed to be circulated to Members, an Application H-(e)1 and such other information as may be required by OTS rules and regulations.

     C. Not earlier than three calendar days before and no later than three calendar days after the submission of the Notice to the OTS, the Bank shall (i) publish an "Announcement of Filing Notice of Mutual Savings and Loan Holding Company Reorganization" in a newspaper of general circulation and (ii) post such Announcement in the Bank's office, in the manner and for such period of time as may be required by OTS regulations. A copy of this Plan shall be available for inspection by Members at the office of the Bank.

     D. Simultaneously with, or as soon as practicable after the Bank's submission of the Notice to the OTS, the Bank shall file (or cause to be filed) such applications or notices with the OTS, the FDIC or any other applicable regulatory authority, publish such notices and take such other actions as may be specified by applicable laws and regulations or as otherwise may be required to consummate the MHC Reorganization.

     E. The OTS shall provide written notice of its intent not to disapprove the MHC Reorganization, or sixty days (or such period as may be extended by the OTS) shall have passed since the Notice was filed and deemed sufficient under OTS regulations, and the OTS shall not have given written notice that the MHC Reorganization is disapproved.

     F. Promptly after receipt of written notice of the intent not to disapprove from the OTS, or the passage of sixty days (or such longer period, as applicable) without written notice of disapproval of this Plan and the MHC Reorganization from the OTS, a Special Meeting of Members to vote on the Plan shall be scheduled in accordance with the Bank's Bylaws. Notice of the Special Meeting will be given by means of a proxy statement (which may be in either long form or summary form) authorized for use by the OTS (the "Proxy Statement"). At least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all Members as of the Voting Record Date established for voting at the Special Meeting. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the OTS. Pursuant to applicable regulations, an affirmative vote of not less than a majority of the total votes of the Bank's Members eligible to be cast at the Special Meeting will be required for approval of the MHC Reorganization. Voting may be in person or by proxy. The OTS shall be promptly notified of the actions of the Members at the Special Meeting.

     G. Following the receipt of all required regulatory approvals, the approval of the Members of the MHC Reorganization and the satisfaction of all other conditions precedent to the MHC Reorganization, the following transactions will be effected: (i) the Bank will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim One"); (ii) Interim One will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim Two"); (iii) Interim One will organize a Federal stock corporation
(SHC) as a wholly owned subsidiary of Interim One; (iv) the Bank will exchange its charter for a federal stock savings bank charter (Stock Bank); (v) Interim One will cancel its outstanding stock and exchange its charter for a federal mutual holding company charter (MHC); (vi) Interim Two will merge with and into Stock Bank, with Stock Bank surviving; (vii) former members of the Bank will become members of the MHC; (viii) MHC will receive all of the stock of Stock Bank in exchange for its shares of Interim Two stock; (ix) the MHC will transfer all of the outstanding shares of Stock Bank to SHC. MHC will have a Charter and Bylaws in the form attached hereto as Exhibits C and D, respectively, which are incorporated herein. Additionally, SHC will have a Charter and Bylaws in the form attached hereto as Exhibits E and F, respectively, which are incorporated herein by reference.

     H. Upon consummation of the MHC Reorganization, substantially all of the assets and liabilities (including all savings accounts, demand accounts, tax and loan accounts, United States Treasury General Accounts, or United States Treasury Time Deposit Open Accounts, as defined in 12 C.F.R. Part 561) of the Bank shall be vested in the Stock Bank as the survivor of the merger of Interim Two into Stock Bank.

     I. All assets, rights, obligations and liabilities of whatever nature of the Bank that are not expressly retained by the MHC shall be deemed transferred to the Stock Bank.

     J. The directors and officers of the Bank shall take all appropriate actions to facilitate the MHC Reorganization, including obtaining insurance of accounts from the FDIC and continuing membership in the Federal Home Loan Bank of Atlanta for the Stock Bank promptly following its organization, taking all appropriate actions to effect the vesting of substantially all of the Bank's assets and liabilities in the Stock Bank and preparing, filing and pursuing such applications, filings and notices as may be required under applicable laws and regulations and policies of the OTS to effect the MHC Reorganization.

     As a result of the MHC Reorganization and the Stock Issuance, Stock Bank will be a wholly owned subsidiary of SHC, and SHC will be a majority-owned subsidiary of MHC, with up to 49.9% of the outstanding Common Stock owned by the purchasers of Common Stock in the Stock Issuance and the remaining outstanding Common Stock owned by MHC.

IV.  POWERS AND AUTHORITIES OF MHC, SHC AND THE STOCK BANK

     The rights and powers of the MHC, the SHC and the Stock Bank upon consummation of the MHC Reorganization will be as specified in their respective Charters and Bylaws, applicable laws and regulations and policies of governing regulatory authorities. The MHC and the SHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the HOLA. Without limiting the foregoing, either simultaneously with, or following consummation of the MHC Reorganization, the SHC shall have authority to issue to Persons other than the MHC an amount of Common Stock and securities convertible into Common Stock which in the aggregate does not exceed 49.9% of the issued and outstanding Common Stock of the SHC. The SHC also shall have authority to issue equity or debt securities other than Common Stock and securities convertible into Common Stock either simultaneously with, or following consummation of the MHC Reorganization, subject to the terms of its Charter and Bylaws, including any amendments thereto. The SHC's ability to issue debt or equity securities upon consummation of the MHC Reorganization shall be subject to the approval of the Board of Directors of the SHC and the requirements of applicable laws and regulations.

V.   TAX CONSEQUENCES OF THE MHC REORGANIZATION

     Consummation of the MHC Reorganization is expressly conditioned upon prior receipt by the Bank and/or the SHC of (i) an opinion of counsel or a favorable ruling from the United States Internal Revenue Service which shall state that the MHC Reorganization will not result in any gain or loss for federal income tax purposes to the Bank, the Stock Bank, the MHC, the SHC or Members, and (ii) an opinion of counsel or an accounting firm which shall state that MHC Reorganization will not result in any gain or loss for state tax purposes to the Bank, the Stock Bank, the MHC, the SHC or Members.

VI.  TRANSFER OF DEPOSIT ACCOUNTS

     Each Deposit Account in the Bank at the time of the MHC Reorganization will become, without further action by the holder, a Deposit Account in the Stock Bank after the MHC Reorganization, identically equivalent in withdrawable amount to the withdrawal value, and subject to the same terms and conditions (except as to voting and liquidation rights), as such Deposit Account in the Bank at the time of the MHC Reorganization.

VII. VOTING AND OTHER RIGHTS OF STOCKHOLDERS OF THE STOCK SAVINGS BANK

     Following the Effective Date, voting rights with respect to the Stock Bank will be held and exercised exclusively by the holder or holders of all the Common Stock of the Stock Bank. Neither depositors nor borrowers of the Stock Bank will have any voting rights with respect to the Stock Bank in their capacities as such.

VIII. TRANSFER OF PREVIOUSLY EXECUTED PROXIES

      Following the Effective Date, all proxies granted by Members of the Bank to the Board of Directors of the Bank or a committee appointed by a majority of the Bank or other representative of the Board of Directors of the Bank to vote with respect to all matters or questions requiring action by the Members of the Bank shall automatically be transferred to the Board of Directors of the MHC and shall be deemed to grant to the Board of Directors of the MHC authority to vote on behalf of such members with respect to all matters or questions requiring action by the members of the MHC.

IX.   VOTING AND LIQUIDATION RIGHTS

      Following the Effective Date, all holders of a Deposit Account in the Bank as of the Effective Date will continue to have voting and liquidation rights solely with respect to the MHC. In addition, all Persons who become the holder of a Deposit Account with the Stock Bank subsequent to the MHC Reorganization also will have voting and liquidation rights with respect to the MHC. In each case, a Person who ceases to be the holder of a Deposit Account with the Stock Bank following the Effective Date shall have no voting or liquidation rights with respect to the MHC. Borrowers of the Bank as of the Effective Date will have the same voting rights in the MHC as they had in the Bank immediately prior to the Effective Date for as long as their borrowings remain in existence. Persons who borrow from the Stock Bank following the Effective Date will not receive voting or liquidation rights in the MHC.

X.    OFFERING OF COMMON STOCK OF THE SHC

      If approved by the OTS, either simultaneously with, or following consummation of the MHC Reorganization, the SHC may sell shares of its Common Stock to third persons other than the MHC, subject to the requirements of applicable laws and regulations. The SHC may conduct one or more offerings of its Common Stock (which in the aggregate shall not exceed 49.9% of the total to-be-outstanding Common Stock of the SHC). Each such offering shall be conducted pursuant to a plan of stock issuance which meets the requirements of applicable laws and regulations and policies of the OTS. The actual timing of any offering of the SHC's Common Stock shall be within the discretion of the Board of Directors of the SHC, although as noted above, it is currently expected that the initial offering of Common Stock by the SHC shall be conducted simultaneously with the consummation of the MHC Reorganization. The ability of the SHC to sell its Common Stock to persons other than the MHC will be dependent on market conditions, and there can be no assurance that the stock offering will be successful.

      Neither the MHC, the SHC, the Bank nor the Stock Bank shall loan funds or otherwise extend credit to any Person for the purpose of purchasing Common Stock of the SHC issued in connection with any of the transactions referred to in this
Section X.

      Subject to the requirements of applicable laws and regulations and policies of the OTS, and, if required, the approval of the stockholder(s) of the SHC, the Board of Directors of the SHC may adopt one or more stock compensation plans for directors, officers and employees of the MHC, the SHC or the Stock Bank. Such plans may include, without limitation, an employee stock ownership plan, a restricted stock plan, a management recognition plan and a stock option plan.

      If approved by the OTS, following consummation of the MHC Reorganization, the MHC may convert from a mutual to a stock form holding company, subject to the requirements of applicable laws and regulations.

XI.   DIRECTORS AND OFFICERS

      Each Person serving as a director or officer of the Bank at the time of the MHC Reorganization shall serve as a director or officer of the MHC, the SHC and the Stock Bank thereafter for the terms respectively specified in the Charter and Bylaws of the MHC, the SHC and the Stock Bank and until his or her successor is elected and qualified.

XII.  REORGANIZATION EXPENSES

      The Bank, the MHC and the SHC will use their best efforts to assure that the expenses incurred by them in connection with the MHC Reorganization shall be reasonable.

XIII. AMENDMENT OR TERMINATION OF THE PLAN

      If deemed necessary or desirable by the Board of Directors of the Bank, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to transmission of proxy solicitation materials, pursuant to Section III.F of this Plan, to Members and at any time thereafter with the concurrence of the OTS. This Plan may be terminated by the Board of Directors of the Bank at any time prior to the Special Meeting and at any time thereafter with the concurrence of the OTS.

      This Plan shall terminate in the event that the MHC Reorganization is not completed within 24 months after the date on which this Plan is approved by the Members of the Bank or upon the earlier termination of the Plan in accordance with its terms.

XVI.  INTERPRETATION OF THE PLAN

      References herein to provisions of law and the rules and regulations of the OTS shall in all cases be deemed to refer to the provisions of the same which were in effect at the time of adoption of this Plan by the Board of Directors of the Bank.

                                                                       Exhibit A

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.

                             FEDERAL STOCK CHARTER


Section 1. Corporate title. The full corporate title of the savings bank is Baltimore County Savings Bank, F.S.B. (the "savings bank").

Section 2. Office. The home office shall be located in the County of Baltimore, State of Maryland.

Section 3.  Duration.  The duration of the savings bank is perpetual.

Section 4. Purpose and powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

Section 5. Capital stock. The total number of shares of all classes of the capital stock which the savings bank has authority to issue is 2,000,000, of which 1,500,000 shares shall be common stock of par value of $.01 per share and of which 500,000 shares shall be serial preferred stock of par value of $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the savings bank which is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         Except for shares issued in connection with the initial organization of the savings bank or in connection with the conversion of the savings bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting: Provided, that this restriction on voting separately by class or series shall not apply:

         (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

         (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the savings bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the savings bank if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

         (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings bank in a merger or consolidation for the savings bank, shall not be considered to be such an adverse change.

         A description of the different classes and series (if any) of the savings bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. Common stock. Except as provided in this Section 5 (or in any supplementary sections thereto), the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no cumulative voting.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after: (i) payment or provision for payment of the savings bank's debts and liabilities;
(ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the savings bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. Preferred stock. The savings bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the savings bank;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the savings bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued; and

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the savings bank shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

Section 6. Preemptive rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

Section 7. Directors. The savings bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate. Each director of the savings bank shall be a member of Baltimore County Savings Bank, M.H.C. Directors shall be elected for periods of three (3) years, and until their successors are elected and qualified, but provision shall be made for the election of approximately one-third of the Board each year.

Section 8. Deposit Accounts. In any situation in which the priority of the accounts of the savings bank is in controversy, all such accounts shall, to the extent of their withdrawable value, be debts of the savings bank having at least as high a priority as the claims of general creditors of the savings bank not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the savings bank.

Section 9. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

                                          BALTIMORE COUNTY SAVINGS BANK, F.S.B.



Attest:                                   By:
       ---------------------                 --------------------------
       Gary C. Loraditch                     Michael J. Dietz
       Secretary                             President



                                          OFFICE OF THRIFT SUPERVISION



Attest:                                   By:
       ---------------------                 --------------------------
       Secretary of the Office               Director of the Office
       of Thrift Supervision                 of Thrift Supervision



Effective Date:
               -------------------

                                                                       Exhibit B


                                    BYLAWS

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.

                            ARTICLE I - HOME OFFICE

     The home office of Baltimore County Savings Bank, F.S.B. (the "savings bank") shall be 4111 E. Joppa Road, in the County of Baltimore in the State of Maryland.

                           ARTICLE II - SHAREHOLDERS

     Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the savings bank or at such other convenient place as the board of directors may determine.

     Section 2. Annual Meeting. A meeting of the shareholders of the savings bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually within 150 days after the end of the savings bank's fiscal year on the second Wednesday of February, if not a legal holiday, and, if a legal holiday, then on the next day following which is not a legal holiday, at 5:00 p.m., or at such other date and time within such 150-day period as the board of directors may determine.

     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office") may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the savings bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the savings bank addressed to the chairman of the board, the president, or the secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60
                                      B-1
days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall apply to any adjournment.

     Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the savings bank shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the savings bank and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow procedures prescribed in (S)552.6(d) of the Office's regulations as now or hereafter in effect.

     Section 8. Quorum. A majority of the outstanding shares of the savings bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the shareholders of the savings bank, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her, without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the savings bank if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither treasury shares of its own stock held by the savings bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      Section 12. Cumulative Voting. Every shareholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principal among any number of candidates.

      Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

      Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

      Section 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the savings bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the savings bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posed in a conspicuous place in each office of the savings bank. Ballots bearing the names of all person nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

      Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the savings bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the dame may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting or reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

        Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing , setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                         ARTICLE III-BOARD OF DIRECTORS

        Section 1. General Powers. The business and affairs of the savings bank shall be under the direction of its board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at the meetings.

        Section 2. Number and Term. The board of directors shall consist of ten
(10) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

        Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

        Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the savings bank unless the savings bank is a wholly owned subsidiary of a holding company.

        Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the savings bank's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

        Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

        Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the savings bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     Section 8. Manner of Acting. The act of the majority of the present directors at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the savings bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors.

     Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

     Section 13. Presumption of Assent. A director of the savings bank who is present at a meeting of the board of directors at which action on any savings bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the savings bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 15. Advisory Directors. The board of directors may by resolution appoint advisory directors to the board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

      Section 16. Age Limitation. No person shall be eligible for election, reelection, appointment, or reappointment to the board of directors is such person is then more than 72 years of age. Any director who attains age 72 during the term shall be allowed to complete the term. This Section 16 of this Article III does not apply to a director who has served as a director of Baltimore County Savings Bank, F.S.B. continuously since 1980. Persons may serve as advisory directors without regard to age.


                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

      Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

      Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the savings bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the savings bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the savings bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

      Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

      Section 4. Meetings. Regular meetings of the executive committee may be held with notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

      Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

      Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

      Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the savings bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the savings bank and may prescribe the duties, constitution, and procedures thereof.


                             ARTICLE V - OFFICERS

     Section 1. Positions. The officers of the savings bank shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the savings bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the savings bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the savings bank to enter into an employment contract with any officer in accordance with regulations of the Office, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the savings bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.


              ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the savings bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the savings bank. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the savings bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the savings bank shall be signed by one or more officers, employees, or agents of the savings bank in such manner as shall from time to time be determined by the board of directors.

     Section 4. Deposits. All funds of the savings bank not otherwise employed shall be deposited from time to time to the credit of the savings bank in any duly authorized depositories as the board of directors may select.


           ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the savings bank shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the savings bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the savings bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the savings bank. All certificates surrendered to the savings bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings bank as the board of directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the savings bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the savings bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the savings bank shall be deemed by the savings bank to be the owner for all purposes.


                   ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the savings bank shall end on the 30th day of September of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.


                            ARTICLE IX - DIVIDENDS

     Subject to the terms of the savings bank's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the savings bank may pay, dividends on its outstanding shares of capital stock.

                          ARTICLE X - CORPORATE SEAL

     The board of directors shall provide a savings bank seal which shall be two concentric circles between which shall be the name of the savings bank. The year of incorporation or an emblem may appear in the center.


                            ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the savings bank at any legal meeting, and (ii) receipt of any applicable regulatory approval. When a savings bank fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                                                                       Exhibit C

                     BALTIMORE COUNTY SAVINGS BANK, M.H.C.

                                    CHARTER


     Section 1. Corporate Title. The name of the mutual holding company is Baltimore County Savings Bank, M.H.C. (the "Mutual Company").

     Section 2.  Duration.  The duration of the Mutual Company is perpetual.

     Section 3. Purpose and powers. The purpose of the Mutual Company is to pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and the laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations and orders of the Office of Thrift Supervision (the "Office").

     Section 4.  Capital.  The Mutual Company shall have no capital stock.

     Section 5. Members. All holders of the savings, demand or other authorized accounts of Baltimore County Savings Bank, F.S.B. (the "Savings Bank") are members of the Mutual Company. In the consideration of all questions requiring action by the members of the Mutual Company, each holder of an account in the Savings Bank shall be permitted to cast one vote for each $100.00, or fraction thereof, of the withdrawal value of the member's account. A member who had a loan from the Savings Bank (a "Borrower Member") as of June 16, 1987 shall have one additional vote for the period of time the loan is in existence. A member who becomes a Borrower Member after June 16, 1987 shall not be entitled to an additional vote. No member, however, shall cast more than 1,000 votes. Voting may be by proxy, subject to the rules and regulations of the Office. Any number of members present and voting represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question. All accounts shall be nonassessable.

     Section 6. Directors. The Mutual Company shall be under the direction of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen, as fixed in the Mutual Company's bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the Director of the Office or his or her delegate. Each director of the Mutual Company shall be a member of the Savings Bank. Members of the Mutual Company shall elect directors by ballot: Provided, that in the event of a vacancy, if the members of the Mutual Company fail to do so, by electing a director to serve until the next annual meeting of the members. Directors shall be elected for periods of three (3) years, and until their successors are elected and qualified, but provision shall be made for the election of approximately one-third of the Board each year.

     Section 7. Capital, surplus, and distribution of earnings. The Mutual Company shall distribute net earnings on its accounts on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Office; provided, that the Mutual Company may establish minimum balance requirements for accounts to be eligible for distribution of earnings.

     All holders of accounts of the Savings Bank shall be entitled to equal distribution of the assets of the Mutual Company, pro rata to the value of their accounts in the Savings Bank, in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Mutual Company. Moreover, in any such event, or in any other situation in which the priority of such accounts is in controversy, all such accounts shall, to the extent of their withdrawal value, be debts of the Mutual Company having the same priority as the claims of general creditors of the Mutual Company not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the Mutual Company.


     Section 8. Amendment. Adoption of any preapproved charter amendment shall be effective after such preapproved amendment has been approved by the members at a legal meeting. Any other amendment, addition, change or repeal of this charter must be approved by the Office prior to approval by the members at a legal meeting and shall be effective upon filing with the Office in accordance with regulatory procedures.

                                           BALTIMORE COUNTY SAVINGS BANK, M.H.C.


Attest:                                    By:
       -----------------------------------    ---------------------------------
       Gary C. Loraditch                      Michael J. Dietz
       Secretary                              President and Chief Executive
                                              Officer


                                           OFFICE OF THRIFT SUPERVISION


Attest:                                    By:
       -----------------------------------    ---------------------------------
       Secretary of the Office of Thrift      Director of the Office of Thrift
       Supervision                            Supervision


Effective Date:
               ---------------------------

                                                                       Exhibit D

                                 MUTUAL BYLAWS
                                       OF
                     BALTIMORE COUNTY SAVINGS BANK, M.H.C.


     1. Annual meeting of members. The annual meeting of the members of Baltimore County Savings Bank, M.H.C. (the "Mutual Company") for the election of directors and for the transaction of any other business of the Mutual Company shall be held, as designated by the board of directors, at its home office, or any other convenient place the board of directors may designate, at 3:00 p.m. on the second Wednesday in February of each year, if not a legal holiday, or if a legal holiday then on the next succeeding day not a legal holiday. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Company and of its progress for the preceding year and shall outline a program for the succeeding year.

     2. Special meeting of members. Special meetings of the members of the Mutual Company may be called at any time by the president or the board of directors and shall be called by the president, a vice president, or the secretary upon the written request of members of record, holding in the aggregate at least one-tenth of the voting capital of the Mutual Company. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Company addressed to the president. For purposes of this section, "voting capital" means FDIC-insured deposits as of the voting record date. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order or any other set of written procedures agreed to by the board of directors.

     3. Notice of meeting of members. Notice of each meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual Company is located, or mailed postage prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the place of the meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of the Mutual Company during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

     4. Fixing of record date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The member entitled to participate in any such action shall be the member of record on the books of the Mutual Company on such record date.
The number of votes which each member shall be entitled to cast at any meeting of members shall be determined from the books of the Mutual Company as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

     5. Member quorum. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

     6. Voting by proxy. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision ("Office"), provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven months or solicited at the expense of the Mutual Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer of such accounts into the trustee name. Accounts held in trust in an IRA or Keogh Account, however, may be voted by the Mutual Company if no other instructions are received. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless the Mutual Company has otherwise been notified in writing.

     7. Communication between members. Communication between members shall be subject to any applicable rules or regulations of the Office. No member, however, shall have the right to inspect or copy any portion of any books or records of the Mutual Company or its second-tier subsidiary, Baltimore County Savings Bank, F.S.B. (the "Savings Bank") containing: (i) a list of depositors or borrowers from such Saving Bank; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

     8.  Number of directors, membership.   The number of directors shall be
ten, except where authorized by the Office, and shall be divided into three classes as nearly equal in number as possible. Each director shall be a member of the Mutual Company. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     9. Meetings of the board. The board of directors shall meet regularly without notice at the principal place of business of the Mutual Company at least once each month at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman or of three directors. All special meetings shall be held upon at least 24 hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time, and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action. The board may also permit telephonic participation at meetings. The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of the president.

     10. Officers, employees, and agents. Annually at the meeting of the board of directors of the Mutual Company following the annual meeting of the members of the Mutual Company, the board shall elect a president, one or more vice presidents, a secretary, and a treasurer or comptroller: Provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer or comptroller. The board may appoint such additional officers, employees, and agents as it may from time to time determine. The term of office of all officers shall be one year or until their respective successors are elected and qualified. Any officer may be removed at any time by the board with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

     Any indemnification by the Mutual Company of the Mutual Company's personnel is subject to any applicable rules or regulations of the Office.

     11. Vacancies, resignation or removal of directors. Members of the Mutual Company shall elect directors by ballot: Provided, that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the Mutual Company delivered to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board.

     At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     12.  Powers of the board.  The board of directors shall have the power:

     (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all the property and assets of the Mutual Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

     (b) To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

     (c) To fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause;

     (d)  To limit payments on capital which may be accepted; and

     (e) To exercise any and all of the powers of the Mutual Company not expressly reserved by the charter to the members.

     13. Execution of instruments, generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Company or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Mutual Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Company and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the Mutual Company in any of its duly authorized depositories shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Mutual Company may be executed and delivered from time to time on behalf of the Mutual Company by the president or a vice president and the secretary or an assistant secretary of the Mutual Company or by any other persons so authorized by the board.

     14. Nominating committee. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Mutual Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

     15. New business. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Company, shall be stated in writing and filed with the secretary of the Mutual Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     16. Seal. The seal shall be two concentric circles between which shall be the name of the Mutual Company. The year of incorporation, the word "Incorporated," or an emblem may appear in the center.

     17. Amendment. Adoption of any bylaw amendment pursuant to (S)544.5 of the Office's regulations, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective after: (i) approval of the amendment by a majority vote of the authorized board, or by a vote of the members of the Mutual Company at a legal meeting; and (ii) receipt of any applicable regulatory approval. When a Mutual Company fails to meet its quorum requirement, solely due to vacancies on the board, the bylaws may be amended by an affirmative vote of a majority of the sitting board.

     18. Age limitations. No person shall be eligible for election, reelection, appointment, or reappointment to the board of directors if such person is then more than 72 years of age. Any director who attains age 72 during the term shall be allowed to complete the term. This Section 18 does not apply to a director who has served as a director of Baltimore County Savings Bank, F.S.B. continuously since 1980. Persons may serve as advisory directors without regard to age.

     19. Advisory Directors. The board of directors may by resolution appoint advisory directors to the board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

                                                                       Exhibit E

                               BCSB BANKCORP, INC.

                 FEDERAL MHC SUBSIDIARY HOLDING COMPANY CHARTER


Section 1. Corporate title. The full corporate title of the MHC subsidiary holding company is BCSB Bankcorp, Inc. (the "MHC subsidiary holding company").

Section 2. Domicile. The domicile of the MHC subsidiary holding company shall be in the County of Baltimore, in the State of Maryland.

Section 3. Duration. The duration of the MHC subsidiary holding company is perpetual.

Section 4. Purpose and powers. The purpose of the MHC subsidiary holding company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

Section 5. Capital stock. The total number of shares of all classes of the capital stock that the MHC subsidiary holding company has authority to issue is 15,000,000, of which 13,500,000 shares shall be common stock of par value of $.01 per share and of which 1,500,000 shares shall be serial preferred stock of par value of $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the MHC subsidiary holding company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the MHC subsidiary holding company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the MHC subsidiary holding company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the MHC subsidiary holding company which is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         Except for shares issued in the initial organization of MHC subsidiary holding company, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons (except for shares issued to Baltimore County Savings Bank, M.H.C., the parent mutual holding company of the MHC subsidiary holding company) other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share: provided, that this restriction on voting separately by class or series shall not apply:

         (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

         (ii) To any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the MHC subsidiary holding company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the MHC subsidiary holding company if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

         (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving entity in a merger or consolidation for the MHC subsidiary holding company, shall not be considered to be such an adverse change.

         A description of the different classes and series (if any) of the MHC subsidiary holding company's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. Common stock. Except as provided in this Section 5 (or in any supplementary sections thereto), the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder and there shall be no right to cumulate votes in an election of directors.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the MHC subsidiary holding company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the MHC subsidiary holding company available for distribution remaining after: (i) payment or provision for payment of the MHC subsidiary holding company's debts and liabilities; (ii) distributions or provision for distributions in settlement of any liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the MHC subsidiary holding company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. Preferred stock. The MHC subsidiary holding company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the MHC subsidiary holding company;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the MHC subsidiary holding company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued; and

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the MHC subsidiary holding company shall file with the Secretary of the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

Section 6. Preemptive rights. Holders of the capital stock of the MHC subsidiary holding company shall not be entitled to preemptive rights with respect to any shares of the MHC subsidiary holding company which may be issued.

Section 7. Directors. The MHC subsidiary holding company shall be under the direction of a board of directors. The authorized number of directors, as stated in the MHC subsidiary holding company's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

         At the first annual meeting of shareholders of the MHC subsidiary holding company, the board of directors of the MHC subsidiary holding company shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, which classes shall be designated Class I,

Class II and Class III. At such annual meeting of shareholders, directors assigned to Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting of shareholders thereafter, directors assigned to Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors assigned to Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each annual meeting of shareholders of the MHC subsidiary holding company, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the MHC subsidiary holding company be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the MHC subsidiary holding company be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the MHC subsidiary holding company shall have the right, voting separately as a class, to elect one or more directors of the MHC subsidiary holding company, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Section 7. Notwithstanding the foregoing, and except as otherwise may be required by law and provisions of the preferred stock of the MHC subsidiary holding company, whenever the holders of any one or more series of preferred stock of the MHC subsidiary holding company shall have the right, voting separately as a class, to elect one or more directors of the MHC subsidiary holding company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

Section 8. Certain provisions applicable for five years. Not withstanding anything contained in the MHC subsidiary holding company's charter or bylaws to the contrary, until ___________ __, 2003, the following provisions shall apply:

         A. Beneficial Ownership Limitation. No person, other than Baltimore County Savings Bank, M.H.C., the parent mutual holding company of the MHC subsidiary holding company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of the common stock of the MHC subsidiary holding company. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the Office's regulations.

         In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

         For purposes of this Section 8, the following definitions apply:

                  (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the common stock of the MHC subsidiary holding company.

                  (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

                  (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

         B. Call for Special Meeting. Special meetings of shareholders relating to changes in control of the MHC subsidiary holding company or amendments to its charter shall be called only upon direction of the board of directors.

Section 9. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the board of directors of the MHC subsidiary holding company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

                               BCSB BANKCORP, INC.


Attest:                                      By:
        ---------------------------------       ------------------------------
        Gary C. Loraditch                       Michael J. Dietz
        Secretary                               President


Attest:                                      By:
        ---------------------------------       ------------------------------
        Secretary of the Office of Thrift       Director of the Office of Thrift
        Supervision                             Supervision

Effective Date:
               -------------------------

                                                                       Exhibit F

                                     BYLAWS

                               BCSB BANCORP, INC.



                             ARTICLE I - HOME OFFICE

         The home office of BCSB Bancorp, Inc. (the "subsidiary holding company") shall be 4111 E. Joppa Road, in the County of Baltimore in the State of Maryland.


                            ARTICLE II - SHAREHOLDERS

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the subsidiary holding company or at such other convenient place as the board of directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the subsidiary holding company for the election of directors and for the transaction of any other business of the subsidiary holding company shall be held annually within 150 days after the end of the subsidiary holding company's fiscal year on the second Wednesday of February, if not a legal holiday, and, if a legal holiday, then on the next day following which is not a legal holiday, at 4:00 p.m., or at such other date and time within such 150-day period as the board of directors may determine.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office") may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the subsidiary holding company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the subsidiary holding company addressed to the chairman of the board, the president, or the secretary.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the subsidiary holding company as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall apply to any adjournment.

         Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the subsidiary holding company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the subsidiary holding company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in (S)552.6(d) of the Office's regulations as now or hereafter in effect.

         Section 8. Quorum. A majority of the outstanding shares of the subsidiary holding company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the subsidiary holding company to the contrary, at any meeting of the shareholders of the subsidiary holding company, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her, without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the subsidiary holding company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the subsidiary holding company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the subsidiary holding company, shall be voted at any meeting or counted in determining the total number of out standing shares at any given time for purposes of any meeting.

         Section 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 13. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the subsidiary holding company in accordance with the provision of Section 14 of Article II set forth below.

         Section 14.  Notice for Nominations and Proposals for New Business.

         A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the subsidiary holding company or by any shareholder of the subsidiary holding company entitled to vote generally in the election of directors. In order for a shareholder of the subsidiary holding company to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the subsidiary holding company not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the subsidiary holding company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the subsidiary holding company which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the subsidiary holding company.

         B. Each such notice given by a shareholder to the secretary of the subsidiary holding company with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the subsidiary holding company's books, of the shareholder proposing such business; (iii) the class and number of shares of the subsidiary holding company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 14 of Article II.

         C. The chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

         Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                        ARTICLE III - BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the subsidiary holding company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

         Section 2. Number and Term. The board of directors shall consist of ten
(10) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

         Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the subsidiary holding company unless the subsidiary holding company is a wholly owned subsidiary of a holding company.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the subsidiary holding company's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

         Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the subsidiary holding company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

         Section 7. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the subsidiary holding company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

         Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

         Section 13. Presumption of Assent. A director of the subsidiary holding company who is present at a meeting of the board of directors at which action on any subsidiary holding company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the subsidiary holding company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         Section 15. Advisory Directors. The board of directors may by resolution appoint advisory directors to the board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

         Section 16. Age Limitation. No person shall be eligible for election, reelection, appointment, or reappointment to the board of directors if such person is then more than 72 years of age. Any director who attains age 72 during the term shall be allowed to complete the term. This Section 16 of this Article III does not apply to a director who has served as a director of Baltimore County Savings Bank, F.S.B. continuously since 1980. Persons may serve as advisory directors without regard to age.


                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

         Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the subsidiary holding company, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the subsidiary holding company otherwise than in the usual and regular course of its business; a voluntary dissolution of the subsidiary holding company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section 3. Tenure. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the subsidiary holding company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the subsidiary holding company and may prescribe the duties, constitution, and procedures thereof.


                              ARTICLE V - OFFICERS

         Section 1. Positions. The officers of the subsidiary holding company shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the subsidiary holding company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the subsidiary holding company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the subsidiary holding company to enter into an employment contract with any officer in accordance with regulations of the Office, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the subsidiary holding company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.


               ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the subsidiary holding company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the subsidiary holding company. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the subsidiary holding company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the subsidiary holding company shall be signed by one or more officers, employees, or agents of the subsidiary holding company in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the subsidiary holding company not otherwise employed shall be deposited from time to time to the credit of the subsidiary holding company in any duly authorized depositories as the board of directors may select.


            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the subsidiary holding company shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the subsidiary holding company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the subsidiary holding company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the subsidiary holding company. All certificates surrendered to the subsidiary holding company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the subsidiary holding company as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the subsidiary holding company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the subsidiary holding company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the subsidiary holding company shall be deemed by the subsidiary holding company to be the owner for all purposes.


                    ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the subsidiary holding company shall end on the 30th day of September of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.


                             ARTICLE IX - DIVIDENDS

         Subject to the terms of the subsidiary holding company's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the subsidiary holding company may pay, dividends on its outstanding shares of capital stock.


                           ARTICLE X - CORPORATE SEAL

         The board of directors shall provide a subsidiary holding company seal which shall be two concentric circles between which shall be the name of the subsidiary holding company. The year of incorporation or an emblem may appear in the center.


                             ARTICLE XI - AMENDMENTS

         These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the subsidiary holding company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When a subsidiary holding company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                                                                       EXHIBIT 4

                                 COMMON STOCK
NUMBER                                                                   SHARES
       -----                                                       -----
                              BCSB BANKCORP, INC.
               INCORPORATED UNDER THE LAWS OF THE UNITED STATES

This certifies that

is the owner of                                                 CUSIP
                                     fully paid and nonassessable shares of
common stock, par value $0.01 per share, of

BCSB BANKCORP, INC. (the "Corporation"), a Federal corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:                  , 1998
        ----------------

---------------------------------------         --------------------------------
Gary C. Loraditch                               Michael J. Dietz
Secretary                                       President

                               [CORPORATE SEAL]
********************************************************************************
                           RESTRICTIONS ON TRANSFER
The Charter includes a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation. Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the reorganization of Baltimore County Savings Bank, F.S.B. (the "Bank") into the mutual holding company form of organization. The Corporation will furnish without charge to each stockholder who so requests additional information with respect to such restrictions. Such request may be made in writing to the Secretary of the Corporation.
********************************************************************************

     The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

     The Corporation will furnish without charge to each stockholder who so requests, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Corporation is authorized to issue, the differences in the relative rights and preferences between the shares of each such series of preferred stock to the extent they have been set, and the authority of the Board of Directors of the Corporation set the relative rights and preferences of subsequent series of preferred stock. Such requests shall be made in writing to the Secretary of the Corporation.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFER MIN ACT - ..........Custodian.......... under Uniform Transfers to
                         (Cust)              (Minor)
Minors Act.......................
                (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,                                    HEREBY SELL(S),
                         ----------------------------------
ASSIGN(S) AND TRANSFER(S) UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------
/                                  /
-----------------------------------

--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                         Shares
-------------------------------------------------------------------------

of the common stock evidenced by this certificate, and do hereby irrevocably
constitute and appoint                                   , Attorney, to transfer
                       ----------------------------------
the said shares on the books of the Corporation, with full power of substitution.

Dated
      ---------------------
                              -----------------------------------------
                              Signature


                              -----------------------------------------
                              Signature

In presence of:
                -----------------------------------------


                 SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                                                       Exhibit G






                             PLAN OF STOCK ISSUANCE

                                   DATED AS OF

                                October 22, 1997

                        --------------------------------




                               BCSB BANKCORP, INC.


                               Baltimore, Maryland

                               BCSB BANKCORP, INC.

                             PLAN OF STOCK ISSUANCE


I.       GENERAL

         The Board of Directors of Baltimore County Savings Bank, F.S.B., Baltimore, Maryland (the "Bank"), has adopted a Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Subsidiary Holding Company Formation (the "Reorganization Plan"), whereby the Bank will reorganize into the mutual holding company form of organization as a wholly owned subsidiary of a subsidiary holding company.

         The MHC Reorganization will be effected as follows, or in any manner approved by the Board of Directors of the Bank and the OTS that is consistent with the purposes of this Plan and applicable laws and regulations:

         (i) the Bank will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim One"); (ii) Interim One will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim Two");
(iii) Interim One will organize a Federal stock corporation (SHC) as a wholly owned subsidiary of Interim One; (iv) the Bank will exchange its charter for a federal stock savings bank charter (Stock Bank); (v) Interim One will cancel its outstanding stock and exchange its charter for a federal mutual holding company charter (MHC); (vi) Interim Two will merge with and into Stock Bank, with Stock Bank surviving; (vii) former members of the Bank will become members of the MHC;
(viii) MHC will receive all of the stock of Stock Bank in exchange for its shares of Interim Two stock; (ix) the MHC will transfer all of the outstanding shares of Stock Bank to SHC. Such transactions are collectively referred to herein as the "MHC Reorganization."

         Simultaneously with the MHC Reorganization, the SHC will, subject to the provisions of this Plan of Stock Issuance and the Reorganization Plan, conduct a stock offering and sale of up to 49.9% of the shares of Common Stock of the SHC to be outstanding following consummation of the MHC Reorganization to certain members of the Bank, employee benefit plans of the Bank, the MHC or the SHC, and to other investors pursuant to this Plan of Stock Issuance. The offer and sale of up to 49.9% of the Common Stock is referred to herein as the "Stock Issuance." Following completion of the MHC Reorganization and the Stock Issuance, Stock Bank will be a wholly owned subsidiary of SHC, and SHC will be a majority-owned subsidiary of MHC, with up to 49.9% of the outstanding Common Stock owned by the purchasers of Common Stock in the Stock Issuance and the remaining outstanding Common Stock owned by MHC.

II.      DEFINITIONS

         As used in this Plan of Stock Issuance, the terms set forth below have the following meaning:

         Acting in Concert: The term "Acting in Concert" means: (i) knowing
         -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Any person (as defined by 12 C.F.R. (S)563b.2(a)(26)) Acting in Concert with another person ("other party") shall also be deemed to be Acting in Concert with any person who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

         Affiliate: The term "Affiliate" means a Person who, directly or
         ---------
indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         Associate: The term "Associate," when used to indicate a relationship
         ---------
with any person, means: (i) any corporation or organization (other than the Bank, the MHC, the SHC or a majority-owned subsidiary of the Bank or the MHC or the SHC) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that, for purposes of Sections V and IX hereof, such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity, and, for purposes of Section X hereof, such term shall not include any Tax-Qualified Employee Stock Benefit Plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Bank, the MHC or the SHC, or any of their subsidiaries.

         Bank: The term "Bank" means Baltimore County Savings Bank, F.S.B., in
         ----
its form as a federal mutual savings bank.

         Common Stock: The term "Common Stock" means common stock, par value
         ------------
$1.00 per share, of SHC. An example of the certificate to represent such shares is attached hereto as Exhibit A and incorporated herein by reference.

         Community Offering: The term "Community Offering" means the offering of
         ------------------
shares of Common Stock to the general public by the SHC concurrently with or following the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who permanently reside in the Bank's Local Community.

         Effective Date: The term "Effective Date" means the date of closing of
         --------------
the sale of shares of Common Stock in the Stock Issuance conducted pursuant to this Stock Plan.

         Eligibility Record Date: The term "Eligibility Record Date" means the
         -----------------------
close of business on September 30, 1996.

         Eligible Account Holder: The term "Eligible Account Holder" means the
         -----------------------
holder of a Qualifying Deposit in the Bank on the Eligibility Record Date.

         FDIC: The term "FDIC" means the Federal Deposit Insurance Corporation
         ----
or any successor federal agency which insures deposit accounts held in savings banks.

         Independent Appraiser: The term "Independent Appraiser" means a person
         ---------------------
independent of the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the OTS, retained by the Bank to prepare an appraisal of the pro forma market value of the Stock Bank, as a subsidiary of the SHC.

         Insider: The term "Insider" means any Officer or director of a company
         -------
or of any affiliate of such company, and any person Acting in Concert with any such Officer or director.

         Local Community: The term "Local Community" means Baltimore County and
         ---------------
Hartford County, Maryland.

         Market Maker: The term "Market Maker" means a dealer (i.e., any person
         ------------
who engages, either for all or part of such person's time, directly or indirectly as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular secur-ity: (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request; and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

         Member: The term "Member" means any Person qualifying as a Member of
         ------
the Bank in accordance with its mutual charter and bylaws and entitled to vote on the Reorganization Plan at the Special Meeting.

         MHC: The term "MHC" means the mutual holding company resulting from the
         ---
MHC Reorganization, which mutual holding company shall be named "Baltimore County Savings Bank, M.H.C." or such other name as may be selected by the Board of Directors of the MHC.

         MHC Reorganization: The term "MHC Reorganization" collectively means
         ------------------
all steps which are necessary for the Bank to reorganize into the mutual holding company form of organization as a subsidiary of a subsidiary holding company in the manner specified in the Reorganization Plan.

         Officer: The term "Officer" means an executive officer of the MHC, the
         -------
SHC or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Order Form: The term "Order Form" means the order form or forms to be
         ----------
used by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Common Stock pursuant to the Stock Plan, which Order Form is attached hereto as Exhibit B and incorporated herein by reference.

         OTS: The term "OTS" means the Office of Thrift Supervision of the
         ---
United States Department of the Treasury or any successor agency having jurisdiction over the Bank, the MHC or the SHC.

         Other Member: The term "Other Member" means any person, other than an
         ------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

         Person: The term "Person" means any corporation, partnership, trust,
         ------
incorporated association or any other entity or a natural person.

         Qualifying Deposit: The term "Qualifying Deposit" means a savings
         ------------------
balance in any Savings Account in the Bank as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

         Registration Statement: The term "Registration Statement" means the
         ----------------------
Registration Statement on Form S-1 or SB-2 or other applicable form and any amendments thereto filed by the SHC with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Common Stock to be sold pursuant to the Stock Plan.

         Reorganization Plan: The term "Reorganization Plan" means the Plan of
         -------------------
Reorganization from Mutual Savings Bank to Mutual Holding Company and Subsidiary Holding Company Formation, including all exhibits thereto, as adopted by the Board of Directors of the Bank and as may be amended from time to time pursuant to the terms thereof.

         Resident: The term "Resident," as used in this Plan in relation to the
         --------
preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Bank.

         Sale: The terms "sale" and "sell" mean every contract to sell or
         ----
otherwise dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the OTS or any other federal agency having jurisdiction.

         Savings Account: The term "Savings Account" means a withdrawable
         ---------------
deposit in the Bank and a withdrawable deposit in the Stock Bank after the MHC Reorganization.

         SEC: The term "SEC" means the Securities and Exchange Commission or any
         ---
successor agency.

         SHC: The term "SHC" means the subsidiary holding company resulting from
         ---
the MHC Reorganization, which subsidiary holding company shall be called "BCSB Bankcorp, Inc." or such other name as shall be selected by the Board of Directors of SHC.

         Special Meeting: The term "Special Meeting" means the Special Meeting
         ---------------
of Members of the Bank called for the sole purpose of submitting the Reorganization Plan and related documents to the Members for their approval or disapproval, including any adjournment of such meeting.

         Stock Bank: The term "Stock Bank" means Baltimore County Savings Bank,
         ----------
F.S.B., in its form as a federally chartered stock savings bank following the conversion of the Bank from mutual to stock form.

         Stock Issuance: The term "Stock Issuance" means the offer and sale by
         --------------
the SHC of up to 49.9% of the shares of Common Stock outstanding following consummation of the MHC Reorganization in the priorities set forth in Section IV of this Stock Plan and subject to the other provisions of this Stock Plan, including without limitation, the limitations on purchases of Common Stock set forth in Section V hereof.

         Stock Plan: The term "Stock Plan" means this Plan of Stock Issuance, as
         ----------
adopted by the Board of Directors of the SHC and as may be amended from time to time pursuant to the terms hereof.

         Subscription Offering: The term "Subscription Offering" means the
         ---------------------
offering of shares of Common Stock to the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Stock Plan, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Bank's Local Community if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

         Subscription and Community Prospectus: The term "Subscription and
         -------------------------------------
Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

         Subscription Rights: The term "Subscription Rights" means
         -------------------
non-transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Common Stock offered under the Stock Plan in connection with the Stock Issuance.

         Supplemental Eligibility Record Date: The term "Supplemental
         ------------------------------------
Eligibility Record Date" means the last day of the calendar quarter preceding the approval of the Reorganization Plan and the Stock Plan by the OTS.

         Supplemental Eligible Account Holder: The term "Supplemental Eligible
         ------------------------------------
Account Holder" means the holder of a Qualifying Deposit in the Bank (other than Officers and directors and their Associates) on the Supplemental Eligibility Record Date.

         Tax-Qualified Employee Stock Benefit Plan: The term "Tax-Qualified
         -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank, the MHC or the SHC such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended. A "non tax-qualified employee stock benefit plan" means any defined benefit plan or defined contribution plan which is not so qualified.

         Voting Record Date: The term "Voting Record Date" means the date fixed
         ------------------
by the Board of Directors of the Bank to determine Members of the Bank entitled to vote at the Special Meeting.

III.     TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK

         A.       General.
                  -------

         The aggregate purchase price of all shares of Common Stock which will be offered and sold in the Stock Issuance will be equal to the estimated pro forma market value of the Stock Bank, as a subsidiary of the SHC, as determined by an independent appraisal within the meaning of the regulations of the OTS. The exact number of shares of Common Stock to be offered will be determined by the Board of Directors of the Bank and the Board of Directors of the SHC, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph B below). The number of shares to be offered may be subsequently adjusted prior to completion of the Stock Issuance as provided below.

         B.       Independent Valuation and Purchase Price of Shares.
                  --------------------------------------------------

         All shares of Common Stock sold in the Stock Issuance will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Common Stock to be offered in the Stock Issuance will be determined by the Board of Directors of the Bank and the Board of Directors of the SHC, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Stock Bank, as a subsidiary of the SHC, at such time. The estimated pro forma market value of the Stock Bank, as a subsidiary of the SHC, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from as much as 15% above to 15% below the midpoint of such range. The number of shares of Common Stock ultimately issued and sold in the Stock Issuance will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Stock Issuance, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate purchase price of the shares sold in the Subscription and Community Offerings is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the OTS or if, in the opinion of the Boards of Directors of the Bank and the SHC, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the SHC.

         Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank and the SHC and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock to be sold in the Stock Issuance at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value the Stock Bank, as a subsidiary of the SHC. If such confirmation is not received, the SHC may cancel the Subscription and Community Offerings and/or any other offering, extend the Stock Issuance, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the OTS may permit.

IV.      GENERAL PROCEDURES FOR THE STOCK ISSUANCE

         A.       Subscription Offering.
                  ---------------------

         Non-transferable Subscription Rights to purchase shares of Common Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members of the Bank pursuant to priorities established by applicable regulations. To the extent that Common Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Common Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

         1.       Category No. 1:  Eligible Account Holders.

                           a. Each Eligible Account Holder shall receive,
                  without payment, non-transferable Subscription Rights to purchase Common Stock in an amount equal to the greater of the maximum purchase limitation in the Community Offering, one-tenth of one percent of the total offering of shares of Common Stock in the Subscription and Community Offerings or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Subscription and Community Offerings by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the Bank in each case on the Eligibility Record Date.

                           b. Non-transferable Subscription Rights to purchase
                  Common Stock received by Officers and directors of the Bank and their Associates based on their increased deposits in the Bank in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Category.

                           c. In the event of an oversubscription for shares of
                  Common Stock pursuant to this Category, shares of Common Stock shall be allocated among subscribing Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the SHC's Board of Directors in its sole discretion, as follows:

                                    (I) Shares of Common Stock shall be
                           allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Common Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                                    (II) Any shares not so allocated shall be
                           allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits, as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.

         2.       Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

                           a. Tax-Qualified Employee Stock Benefit Plans of the
                  Stock Bank, MHC or SHC shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Common Stock issued in the Subscription and Community Offerings.

                           b. Subscription rights received in this Category
                  shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1, provided that any shares of Common Stock sold in excess of the midpoint of the Valuation Range may be first sold to Tax-Qualified Employee Stock Benefit Plans.

         3.       Category No. 3:  Supplemental Eligible Account Holders.

                           a. Each Supplemental Eligible Account Holder shall
                  receive, without payment, non-trans ferable Subscription Rights to purchase Common Stock in an amount equal to the greater of the maximum purchase limitation in the Community Offering, one-tenth of one percent of the total offering of shares of Common Stock in the Subscription and Community Offerings or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of the shares of Common Stock to be issued in the Subscription and Community Offerings by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date.

                           b. Subscription Rights received pursuant to this
                  Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

                           c. Any non-transferable Subscription Rights to
                  purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

                           d. In the event of an oversubscription for shares of
                  Common Stock pursuant to this Category, shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the SHC's Board of Directors in its sole discretion, as follows:

                                    (I) Shares of Common Stock shall be
                           allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Common Stock sufficient to make its total allocation (including the number of shares of Common Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Common Stock or the total amount of its subscription, whichever is less.

                                    (II) Any shares of Common Stock not
                           allocated in accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

         4.       Category No. 4:  Other Members.

                           a. Each Other Member, other than those Members who
                  are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Common Stock in an amount equal to the greater of the maximum purchase limitation in the Community Offering or one-tenth of one percent of the total offering of shares of Common Stock in the Subscription and Community Offerings.

                           b. Subscription Rights received pursuant to this
                  Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

                           c. In the event of an oversubscription for shares of
                  Common Stock pursuant to this Category, the shares of Common Stock available shall be allocated among subscribing Other Members as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on an equitable basis as determined by the Board of Directors, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community if permitted by applicable law and approved by the SHC's Board of Directors in its sole discretion.

         Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Common Stock issued and sold in the Subscription and Community Offerings is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Common Stock issued and sold in the Subscription and Community Offerings is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The SHC will not otherwise notify subscribers of any change in the number of shares of Common Stock offered in the Subscription and Community Offerings.

         B.       Community Offering.
                  ------------------

                           1. Any shares of Common Stock not purchased through
                  the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with or following the Subscription Offering. Shares of Common Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the SHC with the approval of the OTS. The offering price of the Common Stock to the general public in the Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the SHC in its discretion. The SHC shall have the right to accept or reject orders in the Community Offering in whole or in part.

                           2. Orders accepted in the Community Offering shall be
                  filled up to a maximum of 2% of the Common Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

                           3. The Common Stock to be offered in the Community
                  Offering will be offered and sold in a manner that will achieve the widest distribution of the Common Stock.

         C.       Other Offering.
                  --------------

         In the event a Community Offering does not appear feasible, the Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Stock Issuance. Should no viable alternative exist, the Bank may terminate the Stock Issuance with the concurrence of the OTS.

         D. The Bank and the SHC may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Stock Issuance, if necessary. The SHC may elect to offer to pay fees on a per share basis to securities brokers who assist Persons in determining to purchase shares in the Stock Issuance.

V.       LIMITATIONS ON PURCHASES OF COMMON STOCK

         A. No Person may purchase fewer than 25 shares of Common Stock in the Stock Issuance, to the extent such shares are available.

         B. The aggregate amount of outstanding Common Stock owned or controlled by Persons other than the MHC at the close of the Stock Issuance shall be less than 50% of the total outstanding Common Stock.

         C. The aggregate amount of Common Stock acquired in the Stock Issuance by any one or more Tax-Qualified Employee Stock Benefit Plans, exclusive of any Common Stock acquired by such plans in the secondary market, shall not exceed ten percent (10%) of the (i) outstanding shares of Common Stock, or (ii) stockholders' equity of the SHC, held by Persons other than the MHC at the close of the Stock Issuance.

         D. The aggregate amount of Common Stock acquired in the Stock Issuance by any Non-Tax-Qualified Employee Stock Benefit Plan or any Insider of the Bank and his or her Associates, exclusive of any Common Stock acquired by said plan, or such Insider and his or her Associates, in the secondary market, shall not exceed ten percent (10%) of the (i) outstanding shares of Common Stock, or (ii) stockholders' equity of the SHC, held by Persons other than the MHC at the close of the Stock Issuance.

         E. The aggregate amount of Common Stock acquired in the Stock Issuance by all Non-Tax-Qualified Employee Stock Benefit Plans and Insiders of the Bank and their Associates shall not exceed thirty percent (30%) of the (i) outstanding shares of Common Stock, or (ii) stockholders' equity of the SHC, held by Persons other than the MHC at the close of the Stock Issuance.

         F. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than 1.0% of the total number of shares of Common Stock to be issued in the Stock Issuance; no Person, together with Associates of or Persons Acting in Concert with such Person, may purchase in the Community Offering in the aggregate more than 1.0% of the total number of shares of Common Stock to be issued in the Stock Issuance; and no Person, together with Associates of or Persons Acting in Concert with such Person, may purchase in the Stock Issuance more than the overall maximum purchase limitation of 2.0% of the total number of shares of Common Stock to be issued in the Stock Issuance; except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Common Stock to be issued in the Stock Issuance, and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Common Stock purchased by such participant or any other purchaser of Common Stock in the Stock Issuance.

         G. For purposes of the foregoing limitations (i) directors, Officers and employees of the MHC, the SHC or the Bank shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such and (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans and Non-Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in this Section V.

         H. Subject to any required regulatory approval and the requirements of applicable laws and regulations, the SHC and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. In the event that either an individual purchase limitation or the number of shares of Common Stock to be sold in the Stock Issuance is increased after commencement of the Subscription and Community Offerings, any Person who ordered the maximum number of shares of Common Stock shall be permitted to purchase an additional number of shares such that such Person may subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any person who has priority rights to purchase shares of Common Stock in the Stock Issuance. In the event that either an individual purchase limitation or the number of shares of Common Stock to be sold in the Stock Issuance is decreased after commencement of the Subscription and Community Offerings, the orders of any Person who subscribed for the maximum number of shares of Common Stock shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         Each Person purchasing Common Stock in the Stock Issuance shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Stock Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the SHC shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Person. This right of the SHC to purchase such excess shares shall be assignable by the SHC.

         I. The Bank and the SHC shall have the right to take any action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section V and elsewhere in this Stock Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrence) to reject, limit or revoke acceptance of any order and to delay, terminate or refuse to consummate any sale of Common Stock which it believes might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all Persons and the Stock Bank and the SHC shall be free from any liability to any Person on account of any such action.

VI.      TIMING OF STOCK ISSUANCE, MANNER OF PURCHASING COMMON STOCK AND ORDER
         FORMS

         A. The Subscription and Community Offerings may be commenced simultaneously with, or at any time after the mailing to Members of the proxy statement to be used in connection with the Special Meeting. The Subscription and Community Offerings may be terminated before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon the approval of the Reorganization Plan by the Members at the Special Meeting.

         B. The timing of the commencement of the Subscription and Community Offerings shall be determined by the Bank and the SHC in consultation with the independent appraiser and any financial advisory or investment banking firm retained in connection with the Stock Issuance. The Bank and the SHC may consider a number of factors in determining the exact timing of the commencement of the Subscription and Community Offerings, including, but not limited to, current and projected future earnings, local and national economic conditions and the prevailing market for stocks in general and stocks of financial institutions in particular. The Bank and the SHC shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Stock Issuance, at any time and from time to time, as it in its sole discretion may determine, subject to any necessary regulatory approval or concurrence, without liability to any Person.

         C. In the event an Order Form: (i) is not delivered and is returned to the SHC or the Bank by the United States Postal Service (or the SHC or the Bank is unable to locate the addressee); (ii) is not received by the SHC or the Bank, or is received by the SHC or the Bank after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Common Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the SHC or the Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Common Stock by such date as the SHC or the Bank may specify. Subscription orders, once tendered, cannot be revoked. The SHC's and Bank's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

         D. The SHC will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Common Stock pursuant to the Stock Plan reside. However, no such person will be offered or receive any Common Stock under this Stock Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock under this Stock Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such person would require the SHC or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

VII.     PAYMENT FOR COMMON STOCK

         A. Payment for all shares of Common Stock subscribed for in the Subscription and Community Offerings must be received in full by the Bank or the SHC, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, and, in the case of orders submitted at an office of the Bank, executed Forms of Certification as required by OTS regulations, on or prior to the expiration date specified on the Order Form, unless such date is extended by the SHC and the Bank; provided, however, that payment by Tax-Qualified Employee Stock Benefit Plans for Common Stock may be made to the Bank concurrently with the completion of the Stock Issuance.

         Payment for all shares of Common Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's Savings Account for the purchase amount. The Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Common Stock in the Subscription and Community Offerings from the date payment is received until the Stock Issuance is completed or terminated. The Bank shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Common Stock.

         B. Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, and in the case of an employee stock ownership plan together with evidence of a loan commitment from the SHC or an unrelated financial institution for the purchase of the shares of the Common Stock, during the Subscription Offering and by making payment for the shares of Common Stock on the date of the closing of the Stock Issuance.

         C. If a subscriber authorizes the Bank to charge its Savings Account, the funds may remain in the subscriber's Savings Account and continue to earn interest, but may not be used by the subscriber until all Common Stock has been sold or the Stock Issuance is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Common Stock in the Stock Issuance and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Bank will allow subscribers to purchase shares of Common Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Common Stock under the Stock Plan.

         D. The Bank shall pay interest at not less than the passbook rate for all amounts paid in cash, by check or money order to purchase shares of Common Stock in the Stock Issuance from the date payment is received until the Stock Issuance is completed or terminated.

         E. Each share of Common Stock issued in the Stock Issuance shall be non-assessable upon payment in full of the Purchase Price.

VIII.    CONDITIONS TO THE STOCK ISSUANCE

         Consummation of the Stock Issuance is subject to (i) consummation of the MHC Reorganization, (ii) the receipt of all required federal and state approvals for the issuance of Common Stock in the Stock Issuance, including without limitation the approval of the OTS, and (iii) the sale in the Stock Issuance of such minimum number of shares of Common Stock within the Valuation Range, as may be determined by the Boards of Directors of the Bank and the SHC.

IX.      REQUIREMENTS FOLLOWING THE STOCK ISSUANCE

         A. If the SHC has more than thirty-five (35) holders of Common Stock at the close of the Stock Issuance, the SHC shall register the Common Stock pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter.

         B. If the SHC has more than one-hundred (100) holders of Common Stock at the close of the Stock Issuance, the SHC, to the extent required by applicable laws and regulations and policies of the OTS, shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Common Stock and (ii) list the Common Stock on a national or regional securities exchange or to have quotations for the Common Stock disseminated on the Nasdaq System.

         C. Without the prior written approval of the OTS, Insiders of the Bank and their Associates shall be prohibited for a period of three years following completion of the Stock Issuance from purchasing outstanding shares of SHC stock, except from a broker or dealer registered with the SEC. Notwithstanding the preceding sentence, this restriction shall not apply to (i) negotiated transactions involving more than 1% of the total outstanding shares of SHC stock and, (ii) purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or non-tax-qualified employee stock benefit plans which may be attributable to Insiders of the Bank and their Associates may be made without OTS permission or the use of a broker or dealer.

         The foregoing restriction on purchases of Common Stock shall be in addition to any restrictions that may be imposed by Federal and state securities laws.

X.       RESTRICTIONS ON TRANSFER OF COMMON STOCK

         All shares of the Common Stock which are purchased in the Stock Issuance by Persons other than Insiders of the Bank and their Associates, shall be transferable without restriction. Unless otherwise permitted by the OTS, shares of Common Stock purchased by Insiders of the Bank and their Associates in the Stock Issuance shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of such Insider or Associate. The shares of Common Stock issued by the SHC to Insiders of the Bank and their Associates shall bear the following legend giving appropriate notice of such one-year restriction:

         "The shares of stock evidenced by this certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Office of Thrift Supervision of the United States Department of the Treasury. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the SHC that said transfer is permissible under the provisions of applicable laws and regulations."

         In addition, the SHC shall give appropriate instructions to the transfer agent for its Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by Federal and state securities laws.

XI.      ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

         As part of the Stock Issuance, the SHC and the Bank intend to establish a charitable foundation that will qualify as an exempt organization under
Section 501(c)(3) of the Internal Revenue Code (the "Charitable Foundation") or a charitable trust that will not so qualify but that is intended to be a grantor trust under Sections 671-679 of the Internal Revenue Code (the "Charitable Trust"), and to donate to the Charitable Foundation or Charitable Trust cash, securities, or Common Stock in an amount up to $750,000 or 75,000 shares of Common Stock. The Charitable Foundation or Charitable Trust is being formed in connection with the Stock Issuance in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community-oriented, financial services institution. The Charitable Foundation will be dedicated to, and the Charitable Trust will be primarily dedicated to, the promotion of charitable purposes, including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic-minded projects. It is expected that the Charitable Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Charitable Foundation assets each year. The Charitable Trust, if established, is not required to distribute a specific percentage of its assets annually towards any charitable purpose. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Charitable Foundation may sell, on an annual basis, a limited portion of any securities contributed to it by the SHC.

         The board of directors of the Charitable Foundation or the trustees of the Charitable Trust will be comprised of individuals who are officers or directors of the Bank, as well as other members of the community. The board of directors of the Charitable Foundation or the trustees of the Charitable Trust will be responsible for establishing the policies of the Charitable Foundation or Charitable Trust with respect to grants or donations, consistent with the stated purposes of the Charitable Foundation or Charitable Trust, respectively. The establishment and funding of the Charitable Foundation or Charitable Trust as part of the Stock Issuance is subject to the approval of the OTS.


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

XII.     EXPENSES OF THE STOCK ISSUANCE

         The Bank and the SHC shall use their best efforts to assure that the expenses incurred by them in connection with the Stock Issuance are reasonable.

XIII.    AMENDMENT OR TERMINATION

         If deemed necessary or desirable, this Stock Plan may be substantively amended by the Board of Directors of the SHC or the Bank, as applicable, as a result of comments from regulatory authorities or otherwise prior to approval of the Stock Plan by the OTS, and at any time thereafter with the concurrence of the OTS. This Stock Plan may be terminated by the Board of Directors of the SHC or the Bank, as applicable, at any time prior to approval of the Stock Plan by the OTS, and at any time thereafter with the concurrence of the OTS. Unless an extension is approved by the OTS, this Stock Plan shall terminate if the Stock Issuance is not completed within 90 days after the date on which this Stock Plan is approved by the OTS.

XIV.     INTERPRETATION

         References herein to provisions of Federal law and the rules and regulations of the OTS shall in all cases be deemed to refer to the provisions of the same which were in effect at the time of adoption of this Stock Plan by the Board of Directors of the SHC, and any subsequent amendments to such provisions. All interpretations of this Stock Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the SHC shall be final.

XV.      AUTHORIZED ACTION

         Notwithstanding anything contained in this Stock Plan to the contrary, any action authorized to be taken by the Stock Bank herein may be taken by the Bank during the period that the Stock Bank is in organization.


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

XVI.     CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS

         The MHC, the SHC and the Stock Bank may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Stock Bank to fail to meet then-applicable regulatory capital requirements.

XVII.    MHC CONVERSION TO STOCK FORM

         It is possible that the MHC may convert from mutual to stock form in the future; however, there are no agreements, arrangements, understandings or plans with respect to such a conversion and there can be no assurance that such a conversion would occur. Although the Common Stock held by persons other than the MHC could remain outstanding following a conversion of the MHC from mutual to stock form, it is anticipated that the MHC would seek to convert all shares of Common Stock not held by it to shares of common stock of the MHC by means of an offer to exchange made to holders of such Common Stock or by means of a merger of an interim savings association and the Stock Bank under terms which provide for such an exchange by operation of law. There can be no assurance that such exchanges will be permitted by the OTS or that, if permitted, the terms of any such exchange, which would have to take into account the respective values of the Stock Bank and the MHC at such time, would be acceptable to then-existing holders of the Common Stock.



                                     G-15